UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2022

MICT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35850	27-0016420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 225-0190

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MICT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ADDITIONAL INFORMATION

On December 1, 2022, MICT, Inc., a Delaware corporation (“MICT” or the “Company”), completed its business combination transaction (the “Business Combination”) with Tingo, Inc., a Nevada corporation (“Tingo”). In connection with the Business Combination, MICT intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement of MICT, which has not been filed yet. Once a proxy statement is available, stockholders of MICT and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement because these documents will contain important information about MICT, Tingo and the completed Business Combination. Once filed, stockholders of MICT will also be able to obtain copies of the proxy statement, without charge, once available, on the SEC’s website at www.sec.gov.

Participants in the Solicitation

Additional information regarding the interests of such potential participants will be included in the Proxy Statement and other relevant documents when they are filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein contain, and certain oral statements made by representatives from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. MICT’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, MICT’s expectations with respect to future performance and anticipated financial impacts of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside of the control of MICT and are difficult to predict. Factors that may cause such differences include but are not limited to: (1) the inability to obtain or maintain the listing of MICT’s common stock on Nasdaq following the Business Combination; (2) the risk that the Business Combination disrupts current plans and operations of MICT as a result of the announcement and consummation of the Business Combination; (3) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; (4) changes in applicable laws or regulations; (5) the possibility that MICT may be adversely affected by other economic, business, and/or competitive factors; and (6) the impact of the global COVID-19 pandemic on any of the foregoing risks and other risks and uncertainties to be identified in the proxy statement (when available) relating to the Business Combination, including those under “Risk Factors” therein, and in other filings with the SEC made by MICT. The foregoing list of factors is not exclusive. Readers are referred to the most recent reports filed with the SEC by MICT. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MICT undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, subject to applicable law.

No Solicitation

This Current Report on Form 8-K and the exhibits hereto do not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 6, 2022, MICT, Inc. (the “MICT” or the “Company”), Tingo, Inc., a Nevada corporation (“Tingo”), the representative for the stockholders of MICT (“Purchaser Representative”), and the representative for Tingo (“Seller Representative”), entered into the Second Amended and Restated Merger Agreement (the “Amended Agreement”) amending and restating the previous Amended and Restated Merger Agreement entered into by the parties on June 15, 2022 (the “Previous Agreement”).

Pursuant to the Amended Agreement, the parties agreed to the following: (i) Tingo was to form Esquire Gruppe Limited, a British Virgin Islands company and a wholly-owned subsidiary of Tingo (“Tingo Merger Sub”) and then transfer all of its rights, title, interest and liabilities in all of its other subsidiaries into the Tingo Merger Sub; (ii) MICT was to form Tingo Group Holdings LLC, a Delaware limited liability company and as a wholly-owned subsidiary of MICT (“Delaware Sub”) and MICT Fintech Limited, a British Virgin Islands company and as a wholly-owned subsidiary of Delaware Sub (“MICT Merger Sub”), and Tingo Merger Sub was to merge with and into MICT Merger Sub, whereupon the separate corporate existence of the Tingo Merger Sub shall cease and MICT Merger Sub, as a wholly-owned subsidiary of Delaware Sub, shall continue as the surviving company, with security holders of Tingo receiving substantially equivalent securities of MICT in exchange and as consideration, including common stock, Series A Preferred Stock, and Series B Preferred Stock of MICT, which preferred stock are each convertible into shares of MICT’s common stock upon certain conditions being satisfied.

On December 1, 2022 (the “Closing”), pursuant to certain joinder agreements, Tingo Merger Sub, Delaware Sub, and MICT Merger Sub joined the Amended Agreement, and MICT completed the merger of Tingo Merger Sub with and into MICT Merger Sub (the “Merger”) and MICT Merger Sub became a wholly-owned subsidiary of the Delaware Sub, which is a wholly-owned subsidiary of MICT. Tingo is an Agri-Fintech company operating in Africa with a mobile marketplace that offers its platform service to its subscribers, within and outside of the agricultural sector, to manage their commercial activities of growing and selling their production to market participants. At the closing of Merger (the “Closing”), the total consideration paid by MICT to the shareholders of Tingo was: (i) 25,783,675 shares of common stock of MICT, representing approximately 19.9% of the number of shares of MICT’s common stock issued and outstanding; (ii) 2,604.28 shares of Series A Preferred Stock convertible into 26,042,808 shares of MICT Common Stock equal to approximately 20.1% of the total issued and outstanding MICT Common Stock immediately prior to Closing; and (iii) 33,687.21 shares of Series B Preferred Stock convertible into 336,872,138 shares of MICT Common Stock equal to approximately 35% of the total issued and outstanding Common Stock immediately prior to Closing (the “Merger Consideration Shares”), 5% of the foregoing consideration shall be withheld in escrow to satisfy the indemnification obligations of MICT’s stockholders.

The foregoing description of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Agreement which was filed as Exhibit 2.1 to MICT’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 6, 2022 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of the Merger Consideration Shares is incorporated by reference herein. The parties agreed that the Merger Consideration Shares issued pursuant to the Merger Agreement shall not to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and effective as of the Closing, Mr. Darren Mercer will continue to serve as Chief Executive Officer of MICT and pursuant to the rights of the Series B Preferred Stock, Tingo has appointed John J. Brown and Kenneth I. Denos to serve as directors of MICT’s Board of Directors. Prior to the Merger, Kenneth I. Denos served as Tingo’s Executive Vice President, General Counsel, and Corporate Secretary and Mr. John J. Brown served as Tingo’s Co-Chairman.

Kenneth Denos, 54, served as Tingo’s Executive Vice President, General Counsel, and Corporate Secretary from September 2021 until December 1, 2022. Since June 2005, Mr. Denos has been an officer and director of Equus Total Return, Inc. (NYSE: EQS), a closed-end fund traded on the New York Stock Exchange, serving as its President and CEO from 2007-09. He is also a founder and principal of Outsize Capital Ltd., an international corporate finance advisory firm based in London, and is the founder and Chairman of Kenneth I. Denos, P.C., a U.S.-based corporate and consumer law firm. Previously, Mr. Denos was the CEO of MCC Global NV, a Frankfurt stock exchange listed investment advisory firm based in London, and also served as a director and executive officer of two London Stock Exchange listed firms, Healthcare Enterprise Group plc and Tersus Energy plc. Mr. Denos has worked in the private equity and advisory industry for virtually his entire career, having served as a principal and/or advisor to private and public companies and funds in the Middle East, Europe, Africa, and North America. He holds a Bachelor of Science degree in Business Finance and Political Science from the University of Utah. He also holds a Master of Business Administration and a Juris Doctor from the University of Utah. We believe that Mr. Denos is well-qualified to serve on the combined board due to his extensive international legal and corporate governance background, as well as his financial services and investment experience.

John J. Brown, 64, served on the board of directors of Tingo from September 2021 until December 1, 2022. Since 2016, Mr. Brown has also been the Managing Partner of Sands Point Consulting, an advisor to entrepreneurs, founders, and senior corporate leaders to develop new business strategies for a rapidly changing market. From 2009 – 2016, he was the Group Managing Director and a member of the WMA Executive Committee for UBS Wealth Management Americas. From 1995-2000, Mr. Brown was the Managing Director and Global Head of Convertible Securities Trading at UBS, and from 1980-1995 and again from 200-2009 he was a Managing Director for Merrill Lynch & Co., holding senior executive leadership positions at Merrill Lynch, most notably COO, Operations, Technology & Corp. Services Group.. He also served as the Head of US Equity Financing & CEO, Merrill Lynch Professional Clearing Corp in its Prime Broker Division.

Other than the appointment of John J. Brown and Kenneth I. Denos as directors of MICT, and Mr. Denos as Executive Vice President, General Counsel of the Company’s new operating subsidiary, Tingo Mobile, pursuant to the Amended Agreement, there are no arrangements or understandings between MICT and any other persons. The Company intends to engage additional former officers of Tingo as officers of Tingo Mobile. There are also no family relationships between John J. Brown and Kenneth I. Denos and any director or executive officer of MICT.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 30, 2022, the Company filed its Certificate of Designations, Preferences and Rights of Series A Preferred Stock and Certificate of Designations, Preferences and Rights of Series B Preferred Stock (the “Certificate of Designations”) with the Secretary of State of Delaware. The Certificate of Designations provides that the Company may issue up to 15,000,000 shares of Series A Preferred Stock and Series B Preferred Stock $0.001 par value per share. Holders of Series A Preferred Stock and Series B Preferred Stock are entitled to the following rights and preferences:

Series A Certificate of Designation

The Series A Preferred Stock shall have no voting rights. However, the Series A Preferred Stock have conversion rights and dividend rights. Upon the occurrence of the Conversion Date as defined within the Series A Certificate of Designation, each outstanding share of Series A shall automatically be converted into 10,000 shares of Common Stock, which in the aggregate shall be equal to 20.1% of Common Stock outstanding immediately prior to the Closing. If a dividend was declared and paid on the outstanding shares of Common Stock, an amount equal to the amount each share of Series A Preferred Stock would have received if it had been converted into Common Stock as declared by the Board of Directors.

Series B Certificate of Designation

. The Series B Preferred Stock shall have no voting rights, however, the Series B Preferred Stock are entitled to receive dividends and conversion rights. The dividend rate on Series B Preferred Stock shall be the sum of (i) 4% of the Stated Value (as defined in the Series B Certificate of Designation) per share per annum plus (ii) if a dividend was declared and paid on the outstanding shares of Common Stock, an amount equal to the amount each share of Series B Preferred Stock would have received if it had been converted into Common Stock prior to the payment of the dividend, as declared by the Board of Directors. Regarding the conversion rights, upon the occurrence of the Conversion Date as defined within the Series B Certificate of Designation, each outstanding share of Preferred Stock shall be automatically converted into 10,000 shares of Common Stock, which in the aggregate shall be equal to 35.0% of Common Stock outstanding immediately prior to the Closing.

Item 8.01	Other Events

Also, As previously disclosed on December 1, 2022, the Company issued a joint press release with MICT announcing the closing of the Merger pursuant to the Amended Agreement. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K in connection with the Merger will be filed by amendment to this Current Report on Form 8-K within the date that is required to be filed with the SEC.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K in connection with the Merger will be filed by amendment to this Form 8-K within the date that is required to be filed with the SEC.

(d)	Exhibits.

3.1	Form of Certificate of Designation of Series A Preferred Stock
3.2	Form of Certificate of Designation of Series B Preferred Stock
99.1	Press Release, dated December 1, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICT, Inc.

Date: December 6, 2022	By:	/s/ Darren Mercer
Name: Darren Mercer Title: Chief Executive Officer